Exhibit 10.10

EXECUTION COPY

CLASS B COMMON SHARE PURCHASE AGREEMENT

This CLASS B COMMON SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of April 30, 2010 is made by and between BEN Holdings, Inc., a Delaware corporation (the “Company”), Brothers Brook, LLC (“Purchaser”), and Jeffery Boyd (“Director”).

WHEREAS, Director is the sole member and owner of Purchaser and in connection with Director’s service as a member of the board of directors of the Company and its Subsidiaries, the Company wishes to sell to Purchaser and Purchaser wishes to purchase from the Company 1,136 Common B Shares (collectively, the “Shares”) for a purchase price of $2,159.09 (the “Purchase Price”) pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual undertakings contained herein, the parties hereto agree as follows:

1.	Definitions.

“Agreement” has the meaning set forth in the preamble hereto.

“Apax Group” has the meaning set forth in the Certificate.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any calendar day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to close.

“Certificate” means the Second Amended and Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 24, 2010, as amended, restated or otherwise modified from time to time.

“Common B Shares” means shares of the Company’s Class B Common Stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble hereto.

“Confidential Information” has the meaning set forth in Section 6.

“Director” has the meaning set forth in the preamble hereto.

“Distribution” has the meaning set forth in the Certificate.

“Fair Value” means for any Share and as of the date of determination, the amount, as determined by the Board of Directors in good faith that the holder of such Share would receive in respect of such Share if the Company were sold as a going concern for its then Fair Market Value and, after payment of all indebtedness and reasonable reserves for contingent liabilities, obligations and transaction expenses, the remaining proceeds were distributed to the holders of Shares in accordance with the Distribution priorities specified in the Certificate, taking into account all prior Distributions. For the avoidance of doubt, in determining the Fair Value of any

Share, no discount for minority ownership or illiquidity of a Share shall be applied since Fair Value shall be determined based on the Fair Market Value of the Company as a private going concern as described in this definition, and not on the Fair Market Value of such Share if it were sold separately.

“Fair Market Value” means, with respect to any asset or securities, the fair market value for such asset or securities as between a willing buyer and a willing seller in an arm’s length transaction occurring on the date of valuation, taking into account all relevant factors determinative of value, as reasonably determined by the Board of Directors in good faith.

“Permitted Transferee” has the meaning set forth in the Stockholders Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity and a governmental entity or any department, agency or political subdivision thereof.

“Purchase Notice” has the meaning set forth in Section 5(e).

“Purchase Price” has the meaning set forth in the recitals hereto.

“Purchaser” has the meaning set forth in the preamble hereto.

“Repurchase Note” has the meaning set forth in Section 5(g).

“Shares” has the meaning set forth in the recitals hereto.

“Stockholders Agreement” means the Second Amended and Restated Stockholders Agreement, dated as of the date hereof, by and among the Company and its stockholders, as amended, restated or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Termination Date” means the date on which Director ceases to be a member of the board of directors of the Company and its Subsidiaries.

“Transfer” has the meaning set forth in the Stockholders Agreement.

“Unreturned Common B Capital Amount” has the meaning set forth in the Certificate.

“Vested Shares” has the meaning set forth in Section 3.

2.	Share Purchase. Upon execution of this Agreement, the Company shall sell Purchaser, and Purchaser shall purchase from the Company, the Shares and Purchaser shall pay the Purchase Price to the Company in cash by wire transfer or check of immediately available funds.

3.	Vesting. The Shares shall be unvested at issuance and (unless otherwise vested at an earlier date or event provided by the Compensation Committee or the Board of Directors) shall vest in accordance with this Section 3. Twenty-five percent (25%) of the Shares (the “Vested Shares”) shall vest at the last day of the fiscal year 2010 and the remaining Shares shall vest in equal monthly installments for the 36 months thereafter, in each case, if Director remains a member of the board of directors of the Company or any of its Subsidiaries after the date hereof and through and including the last day of the applicable vesting period.

4.	Form 83(b) Election. Purchaser shall make a timely election under Code Section 83(b) with respect to the Shares upon their issuance, in substantially the form attached hereto as Exhibit A.

5.	Repurchase Rights With Respect to the Shares.

(a)	Upon the termination of Director as a member of the board of directors of the Company and its Subsidiaries for any reason (including Director’s death or disability), the Company shall have the right, but not the obligation, to repurchase all or any portion of Purchaser’s Shares,

(i)	that are not Vested Shares at a purchase price equal to the lesser of (x) the Unreturned Common B Capital Amount of such Shares and (y) the Fair Value of such Shares as of the Termination Date;

(ii)	that are Vested Shares at a purchase price equal to the Fair Value of such Shares as of the Termination Date; provided that, if Director and Purchaser fail to execute and deliver to the Company within 15 days of the determination of Fair Value, an agreement in a form reasonably acceptable to the Company releasing claims related to Purchaser’s acquisition, holding and disposal of the Shares and/or otherwise being a Stockholder in the Company, the purchase price for such Shares shall be equal to the lesser of (x) the Unreturned Common B Capital Amount of such Shares and (y) the Fair Value of such Shares as of the Termination Date.

(b)

In the event of a material breach by Director or Purchaser of Section 6 or 10, (A) all of Purchaser’s Shares that are not Vested Shares shall cease to vest, and (B) all of Purchaser’s Shares (whether vested or unvested) will be subject to repurchase at a repurchase price equal to the lesser of (x) the Unreturned Common B Capital Amount of such Shares and (y) the Fair Value of such Shares as of such repurchase date. The Company shall have such right to repurchase such Shares pursuant to this Section 5(b), whether or not the Company has previously exercised any of its repurchase rights pursuant to Section 5. The Company may (at its sole discretion) within 60 days of the date on which the Board of Directors obtains knowledge that Director or Purchaser materially breached Section 6 or 10 (a) require Purchaser to repay to the Company any amount paid to Purchaser as a purchase price for any of Purchaser’s Shares in excess of that amount that would have been payable for such Shares pursuant to this Section 5(b) and (b) reduce the amount outstanding on any promissory note issued by the Company in exchange for Shares repurchased by the Company pursuant to this Section 5 by an amount equal to the excess of the amount that would have been payable for such Shares pursuant to this Section 5(b).

(c)	Any Share that is repurchased or cancelled hereunder may be reissued to employees, officers, directors or other service providers or to the Company and its Subsidiaries at such time and upon such terms and subject to such conditions as the Board of Directors determines.

(d)	Upon the repurchase of any Shares, Purchaser will cease to be a Stockholder in respect of such Shares.

(e)	The Company may elect (which election shall be revocable) to purchase all or any portion of the Shares that become subject to repurchase in accordance with this Section 5 by delivering written notice (the “Purchase Notice”) to Purchaser and its transferees within 190 calendar days following (i) the Termination Date or (ii) the date on which the Board of Directors obtains knowledge that Director or Purchaser materially breached Section 6 or 10, as the case may be. The Purchase Notice shall set forth the type and amount of Shares to be acquired from Purchaser and its transferees, the Company’s calculation of the purchase price required to be paid for such Shares under this Agreement (in reasonable detail), and the time and place for the closing of the transaction. The amount of Shares to be purchased by the Company shall first be satisfied to the extent possible from the Shares held by Purchaser at the time of delivery of the Purchase Notice. If the amount of Shares then held by Purchaser is less than the amount of Shares the Company has elected to purchase, then the Company shall purchase the remaining Shares elected to be purchased ratably from Purchaser’s transferees, in accordance with the amount of Shares held by such other holder(s) at the time of delivery of such Purchase Notice.

(f)

If the Company and Purchaser do not agree on the Fair Value of the Shares to be purchased within 15 days after the date the Purchase Notice is delivered, then such Fair Value shall be determined by an independent third party valuation expert to be mutually agreed upon by the Company and Purchaser. If such valuation expert’s determination of Fair Value is less than or equal to 110% of the Company’s determination of Fair Value, Purchaser shall pay all of the fees and costs associated with such appraisal; if such valuation expert’s determination of Fair Value is greater than 110% of the Company’s determination of Fair Value, then the Company shall, or shall cause its Subsidiary to, pay all of the fees and costs associated with such appraisal.

(g)	Closing of Repurchase. The closing of the purchase of Shares pursuant to this Section 5 shall take place on the date designated by the Company in the Purchase Notice, which date shall not be less than 15 days after the delivery of the Purchase Notice. All repurchases of Shares pursuant to this Section 5 shall be subject to all applicable restrictions under applicable law. The Company may pay for the Shares to be purchased by it pursuant to this Section 5, as follows: (i) any Unreturned Common B Capital Amount (A) by cash payable by delivery of a check or a wire transfer of immediately available funds, (B) the cancellation of any indebtedness owed by Director or Purchaser to the Company or its Subsidiaries, or (C) a combination of (A) and (B) above as determined by the Board of Directors, (ii) if the repurchase price is equal to Fair Value of the Common B Shares and such Fair Value exceeds the Unreturned Common B Capital Amount, the amount of such excess shall be paid by the issuance of a note or notes in the form attached hereto as Exhibit B (the “Repurchase Note”). The Company may assign its rights under this Section 5 to any of its Subsidiaries or to any member of the Apax Group (or its designee) so long as any Repurchase Note is issued or guaranteed by the Company. The purchasers of Shares hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale.

6.	Confidential Information.

(a)

Confidential Information Obligations. Each of Director and Purchaser acknowledges that the information, observations, data, materials and documents, in any form or medium (including, without limitation, oral, written, tangible, intangible or electronic), disclosed or provided to, or otherwise obtained by, Director or Purchaser while Director was serving on the board of directors of the Company or any of its Subsidiaries (including information, observations, data, materials and documents obtained by Director or Purchaser prior to the date hereof) concerning the past, current or future business, activities, operations or affairs of the Company and its Subsidiaries or any of their respective predecessors (or any of its or their business partners, clients or customers) or that gives, or may give, the Company or any of its Subsidiaries (or any of its or their customers) an advantage over its or their competitors or that could cause the Company or its Subsidiaries (or any of its or their business partners, clients or customers) injury, loss of reputation or loss of goodwill if disclosed, or received by the Company or any of its Subsidiaries from any third party with the understanding, express or implied, that it will not be disclosed or will be maintained as confidential (collectively, “Confidential Information”), including, without limitation, information, observations, data, materials and documents relating to (i) finances, investments, profits, pricing, costs, and accounting, (ii) development, acquisition or investment opportunities in or reasonably related to the business or industry of the Company or any of its Subsidiaries; (iii) development, transition, integration and transformation plans, methodologies, processes and methods of doing business; (iv) products, programs, services, sales, marketing, advertising and promotions; (v) intellectual property (including, without limitation, computer software, databases, documentation, formulae, trade secrets, know-how, processes, business methods, inventions, research and development, plans and studies); (vi) personnel, compensation, recruiting and training; (vii) actual and potential suppliers, vendors, competitors, customers and/or clients (including, without limitation, client identities and details of specific actual or potential engagements); and (viii) without limiting the foregoing, any information, data, materials and documents of the Company or any of its Subsidiaries (A) that are marked, or otherwise designated, as confidential by the Company or any of its Subsidiaries, or (B) that are not generally known to and available for use by the public (except to the extent such information, data, materials and documents have become generally known to and available for use by the public as a direct or indirect result of Director’s or Purchaser’s acts or omissions). Therefore, Director agrees that he shall, and that he shall cause Purchaser to, maintain as confidential the Confidential Information and shall not divulge, disclose, communicate, reveal, share, provide access to, transfer, copy, distribute or publish any to any unauthorized Person, or use for any purpose other than to perform Director’s assigned duties for the Company, any Confidential Information unless such Confidential Information (i) is generally known to and available for use by the public other than as a result of Director’s or Purchaser’s acts or omissions (including, without limitation, any breach of any of the terms or conditions set forth herein); (ii) is known by the Director as of the date of this Agreement or is rightfully received on a non-confidential basis by Director or Purchaser from a party who was not subject to any obligations of confidentiality; or (iii) Director or Purchaser is required by order of a court of competent jurisdiction (by subpoena or similar process) to disclose or discuss any Confidential Information; provided, that in such case, Director or Purchaser (as applicable) shall, and Director shall cause Purchaser to, promptly inform the Company of such order, shall reasonably cooperate with any effort by the Company to obtain a protective order or similar confidentiality treatment or to otherwise restrict such disclosure, and shall only disclose Confidential Information to the extent necessary to comply with any such court order. If in the absence of a protective order or the receipt of a waiver hereunder, Director or Purchaser, on the advice of counsel, is compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Director or Purchaser (as applicable) shall, and Director shall cause Purchaser to, at the reasonable request and sole cost and expense of the Company, use its reasonable effort to cooperate with the Company in the Company’s effort to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate.

(b)

Return of Property and Information. Director and Purchaser shall, and Director shall cause Purchaser to, promptly deliver to the Company at such time as Director’s service as a director of the Company and its Subsidiaries ends, or at any time that the Company may request, or, at the Company’s written instruction, shall destroy, all memoranda, notes, plans, data, drawings, manuals, letters, records, reports, electronic mail, recordings, computer tapes and software and other documents and data (and all copies thereof), constituting or relating to the Confidential Information, in whatever form or medium, which Director or Purchaser may then possess or have under Director’s or Purchaser’s control, and, if requested by the Company, shall provide a signed certification to the Company confirming such return or destruction and if, at any time thereafter, any such materials are brought to Director’s or Purchaser’s attention or Director or Purchaser discovers them in his or its possession or control, Director and Purchaser shall, and Director shall cause Purchaser to, deliver such materials to the Company immediately upon such notice or discovery. At such time as Director ceases to serve as a member of the board of directors of the Company and its Subsidiaries, the Company shall permit Director to retain or promptly deliver to Director all data, files, information, documents and artifacts residing at the Company’s offices or in electronic form (including, without limitation, calendars, contacts, task lists, emails and other personal information maintained in Microsoft® Office or similar format) to the extent such items relate to Director’s personal matters.

7.	Representations and Warranties of Purchaser and Director. In connection with the transactions contemplated hereunder, each of Director and Purchaser jointly and severally represents and warrants to the Company as of the date hereof that:

(a)	Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut. Director is the sole member and manager of Purchaser and no Person other than Director owns any membership interest or other securities of Purchaser or has any claim, right or interest in or to any membership interests or other securities of Purchaser. Purchaser is duly organized and qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties require such qualification;

(b)	Purchaser has full power and authority necessary to carry on its business in which it is engaged and to own and use the properties owned and used by it;

(c)	Purchaser has fully legal right and all requisite powers and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(d)	the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have each been duly and validly authorized by all necessary actions on behalf of Purchaser;

(e)

this Agreement constitutes the legal, valid and binding obligation of Purchaser and Director, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Purchaser and Director does not conflict with, violate or cause a breach of any agreement, contract, governing document or instrument to which Purchaser or Director is a party or any judgment, order or decree to which Purchaser or Director is subject;

(f)	the execution, delivery and performance by Purchaser or Director of this Agreement and the Stockholders Agreement requires no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except, as applicable, (i) for such filings and approvals as may be required by any applicable state securities “blue sky” laws, (ii) for such as have been obtained and (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to materially and adversely affect the ability of Purchaser or Purchaser to perform its obligations hereunder;

(g)	the Shares to be issued to Purchaser pursuant to this Agreement will be acquired for its own account and not with a view to, or intention of, or for sale in connection with, any distribution thereof in violation of applicable federal and state securities laws;

(h)	Purchaser is an “Accredited Investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Purchaser and Director hereby acknowledge that the Shares issued hereunder were issued in compensatory circumstances to an service provider of the Company and not for the purpose of capital raising by the Company;

(i)	Purchaser’s and Director’s financial situation is such that Purchaser and Director can afford to bear the economic risk of Purchaser’s investment in the Company for an indefinite period of time, and Purchaser and Director can afford to suffer the complete loss of Purchaser’s investment in the Company;

(j)	Purchaser’s and Director’s knowledge and experience in financial and business matters are such that Purchaser and Director are each capable of evaluating the merits and risks of Purchaser’s investment in the Company;

(k)	each of Purchaser and Director understands that the Shares acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Shares under the applicable laws and the Stockholders Agreement and that for an indefinite period following the date hereof there will be no public market for the Shares and that, accordingly, it may not be possible for Purchaser to sell the Shares in case of emergency or otherwise;

(l)

each of Purchaser, Director and their respective representatives, including, to the extent Purchaser and Director deem appropriate, their respective professional, financial, tax and other advisors, have reviewed all documents provided to them in connection with Purchaser’s investment in the Company, and each of Purchaser and Director understands and is aware of the risks related to such investment; and

(m)	each of Director, Purchaser and their respective representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the Company and related matters and to obtain all additional information which Director, Purchaser or their respective representatives deem necessary.

8.	Representations and Warranties of the Company. In connection with the transactions contemplated hereunder, the Company represents and warrants to Purchaser and Director as of the date hereof that:

(a)	the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted;

(b)	the Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby;

(c)	the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of the Company and no other proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby;

(d)	this Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject;

(e)	the execution, delivery and performance by the Company of this Agreement and the Stockholders Agreement requires no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except, as applicable, (i) for such filings and approvals as may be required by any applicable state securities “blue sky” laws, (ii) for such as have been obtained and (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations hereunder; and

(f)	the Company hereby acknowledges that the Shares issued hereunder were issued in compensatory circumstances to a service provider of the Company and not for the purpose of capital raising by the Company.

9.	Joinders. As a condition to the issuance of the Shares, Purchaser shall enter into and execute a joinder to the Stockholders Agreement in a form to be provided by the Company.

10.	Restrictions on Transfer. Purchaser may not, and Director shall cause Purchaser not to, Transfer any interest in the Company, except as permitted under the Stockholders Agreement. Any Transfer or attempted Transfer of any interest in the Company in violation of any provision of the Stockholders Agreement shall be null and void, and the Company shall not record such transfer on its books or treat any purported transferee as the owner of such interest for any purpose. Purchaser and Director acknowledge and agree that any Transfer of the membership interests or other securities of Purchaser to any Person, shall be deemed a Transfer of the Shares subject to all of the restrictions on Transfer of the Shares set forth in the Stockholders Agreement and in this Section 10; provided, that Transfers to Permitted Transferees shall be permitted in accordance with the terms of the Stockholders Agreement.

11.	Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. New York time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Stockholders Agreement, or in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Company shall be made at the following address:

To the Company:

BEN Holdings, Inc.

c/o Apax Partners, L.P.

601 Lexington Avenue

New York, New York 10022

Attention: Mitch Truwit

Facsimile No.: (212) 646-7242

with a copy (which shall not constitute notice to the Company) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Kirk A. Radke and Kim Taylor

Facsimile No.: (212) 446-6400

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

12.	Miscellaneous.

(a)	Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)	Complete Agreement. This Agreement, the Certificate, and the Stockholders Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)	Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(e)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including transferees of an Purchaser's interest in the Company); provided, that the rights and obligations of Director and Purchaser under this Agreement shall not be assignable except in connection with a permitted transfer hereunder and under the Stockholders Agreement.

(f)

Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in their favor. Each of Director and Purchaser agrees and acknowledges that money damages may not be an adequate remedy for any breach of Section 6 and that, in addition to any other rights and remedies at law or in equity existing in its favor, the Company shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of such Section 6.

(g)	Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h)	Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Purchaser. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(i)	Delivery by Facsimile and Electronically. This Agreement and any signed agreement or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

(j)

WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE

PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(k)	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of the State of Delaware, and the parties agree to jurisdiction and venue therein.

(l)	Further Assurances. From time to time following the date hereof, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as any other party hereto reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

(m)	No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto other than their respective successors, heirs and assigns, any rights, remedies, obligations or liabilities.

(n)	Time of the Essence. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a day which is not a Business Day, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Class B Common Share Purchase Agreement as of the date first written above.

BEN HOLDINGS, INC

By:	/s/ Edward J. DiMaria
Name:	Edward J. DiMaria
Title:	Senior Vice President – Chief Financial Officer

Signature Page to Class B Common Share Purchase Agreement

BROTHERS BROOK, LLC

By:	/s/ Jeffrey Boyd
By:	Jeffrey Boyd
Its:	Manager

/s/ JEFFREY BOYD
JEFFREY BOYD

Signature Page to Class B Common Share Purchase Agreement

EXHIBIT A

PURCHASER’S 83(B) ELECTION FORM

See attached.

C-1

ELECTION TO INCLUDE AMOUNT

IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

As of April 30, 2010, the undersigned acquired 1,136 shares of Class B Common Stock, par value $.01 per share (the “Shares”) of BEN Holdings, Inc., a Delaware corporation (the “Company”), for $1.90 per Share. The total amount paid by the undersigned for the Shares was $2,159.09. The Shares are subject to a substantial risk of forfeiture (described below) that may not be avoided by a transfer of the Shares to another person and are also subject to certain restrictions on transfer.

The undersigned desires to make an election to have the receipt of the Shares taxed under the provisions of Code §83(b) at the time the undersigned acquired the Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Shares (described below), to report as taxable income for calendar year 2010 the excess (if any) of the Shares’ fair market value on April 30, 2010 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name:	Brothers Brook, LLC
Address:	24 Field Point Road
First Floor – LPI
Greenwich,CT 06830
EIN:	27-2407451

2.	A description of the property with respect to which the election is being made: (i) 1,136 shares of BEN Holdings, Inc. Class B Common Stock, par value $.01 per share.

3.	The date on which the Shares were transferred: April 30, 2010. The taxable year for which such election is made: 2010.

4.	The restrictions to which the property is subject: Under certain circumstances, the Shares may be repurchased from the undersigned at a price equal to the lower of fair market value (as determined by the board of directors of the Company) or the original value of the Shares.

5.	The fair market value on April 30, 2010 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $1.90 per Share.

6.	The amount paid or to be paid for such property: $1.90 per Share.

*    *    *    *    *

C-2

A copy of this election has been furnished to the Company pursuant to Treasury Regulations §1.83-2(d). A copy of this election will be submitted with the 2010 federal income tax return of the undersigned pursuant to Treasury Regulation §1.83-2(c).

Dated: [                        ]

BROTHERS BROOK, LLC

By: /s/ Jeffery Boyd
By: Jeffery Boyd
Its: Manager

3

EXHIBIT B

REPURCHASE SUBORDINATED PROMISSORY NOTE

See attached.